      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 6, 1997

                                                        Registration No.333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                          FIRST SIERRA FINANCIAL, INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                                     76-0438432
    (State or other jurisdiction of                      (I.R.S. Employer
    incorporation or organization)                     Identification No.)



                        TEXAS COMMERCE TOWER, SUITE 7050
                               600 TRAVIS STREET
                              HOUSTON, TEXAS 77002
          (Address of principal executive offices, including zip code)

                               -----------------

              FIRST SIERRA FINANCIAL, INC. 1997 STOCK OPTION PLAN
                           (Full title of the plan)


                               THOMAS J. DEPPING
                                   PRESIDENT
                        TEXAS COMMERCE TOWER, SUITE 7050
                               600 TRAVIS STREET
                              HOUSTON, TEXAS 77002
                    (Name and address of agent for service)

                                 (713) 229-6800
         (Telephone number, including area code, of agent for service)

                                    Copy to:

                                 T. Mark Kelly
                             Vinson & Elkins L.L.P.
                       2300 First City Tower, 1001 Fannin
                           Houston, Texas 77002-6760
                        CALCULATION OF REGISTRATION FEE

=======================================================================================================
          Title of                                        Proposed maximum
      securities to be            Amount to be                aggregate                    Amount of
         registered                registered            offering price (1)            registration fee
-------------------------------------------------------------------------------------------------------
Common Stock, $.01 par
value                             1,800,000 shares                $16,425,000                  $4,977
=======================================================================================================


(1) Estimated solely for purposes of calculating the registration fee.



================================================================================

                                    PART II
              INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT

ITEM 3.      INCORPORATION OF DOCUMENTS BY REFERENCE.

    The Company's Registration Statement on Form S-1, as amended (No. 333-22629), which has been filed with the Securities and Exchange Commission (the "Commission") by First Sierra Financial, Inc., a Delaware corporation (the "Company"), is incorporated herein by reference and made a part hereof.

    All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4.      DESCRIPTION OF SECURITIES.

    Not Applicable.

ITEM 5.      INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Not Applicable.

ITEM 6.      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Company, a Delaware corporation, is empowered by Section 145 of the Delaware General Corporation Law (the "DGCL"), subject to the procedures and limitations stated therein, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or other enterprise, against reasonable expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually incurred by him in connection with such action, suit or proceeding, if such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Company is required by Section 145 to indemnify any person against reasonable expenses (including attorneys' fees) actually incurred by him in connection with an action, suit or proceeding in which he is a party because he is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or other enterprise, if he has been successful, on the merits or otherwise, in the defense of the action, suit or proceeding. Section 145 also allows a corporation to purchase and maintain insurance on behalf of any such person against any liability asserted against him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of Section 145. In addition, Section 145 provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise.

    Article XI of the Company's Restated Certificate of Incorporation (the "Charter") provides that the Company shall indemnify and hold harmless any person who was, is, or is threatened to be made a party to a proceeding by reason of the fact that he or she (i) is or was a director or officer of the Company or (ii) while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the DGCL. The right to indemnification under Article XI of the Charter is a contract right which includes, with respect to directors and officers, the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its disposition.

ITEM 7.      EXEMPTION FROM REGISTRATION CLAIMED.

    Not applicable.

ITEM 8.      EXHIBITS.

    Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

         3.1 Restated Certificate of Incorporation of the Company (filed with the Commission as Exhibit 3.1 to the Company's Registration Statement on Form S-1 (registration No. 333-22629) and incorporated herein by reference).

         3.2 Amended and Restated Bylaws of the Company (filed with the Commission as Exhibit 3.2 to the Company's Registration Statement on Form S-1 (registration No. 333-22629) and incorporated herein by reference).

         5.1     Opinion of Vinson & Elkins L.L.P.

         23.1    Consent of Arthur Andersen LLP.

         23.2    Consent of BDO Seidman LLP.

         23.3    Consent of MacDade Abbott LLP.

         23.4    Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

         24.1 Powers of Attorney (included on the signature page to this Registration Statement).


                                  UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                 (b) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                 (c) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post- effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 6th day of June, 1997.


                                     FIRST SIERRA FINANCIAL, INC.


                                     By: /s/ THOMAS J. DEPPING
                                        ----------------------------------------
                                         Thomas J. Depping
                                         President and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas J. Depping and Sandy B. Ho or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney- in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the 6th day of June, 1997.

                       SIGNATURE                                                TITLE
                       ---------                                                -----
          /s/ THOMAS J. DEPPING                          President, Chief Executive Officer
 ------------------------------------------------        and Chairman of the Board of Directors
          Thomas J. Depping                              (Principal Executive Officer)


          /s/ SANDY B. HO                                Executive Vice President and Chief Financial Officer
 -----------------------------------------------------   (Principal Financial Officer)
          Sandy B. Ho


         /s/ CRAIG M. SPENCER                            Senior Vice President and Chief Accounting Officer
 --------------------------------------------------      (Principal Accounting Officer)
          Craig M. Spencer


         /s/ RICHARD J. CAMPO                            Director
 --------------------------------------------------
          Richard J. Campo

         /s/ NORMAN J. METCALFE                          Director
 ----------------------------------------------
          Norman J. Metcalfe


         /s/ DAVID C. SHINDELDECKER                      Director
 -------------------------------------------
          David C. Shindeldecker


        /s/ DAVID L. SOLOMON                             Director
 -------------------------------------------------
          David L. Solomon





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
                                EXHIBIT INDEX

EXHIBIT                                                                                  PAGE
-------                                                                                  ----
  3.1                Restated Certificate of Incorporation of the Company
                     (filed with the Commission as Exhibit 3.1 to the
                     Company's Registration Statement on Form S-1
                     (registration 333-22629) and incorporated herein by
                     reference).

  3.2 Amended and Restated Bylaws of the Company (filed with the Commission as Exhibit 3.2 to the Company's
                     Registration Statement on Form S-1 (registration
                     No. 333-22629) and incorporated herein by reference).
  5.1                Opinion of Vinson & Elkins L.L.P.

  23.1               Consent of Arthur Andersen LLP.

  23.2               Consent of BDO Seidman LLP.

  23.3               Consent of MacDade Abbott LLP
  23.4               Consent of Vinson & Elkins, L.L.P. (included in Exhibit
                     5.1).

  24.1 Powers of Attorney (included on the signature page to this Registration Statement).




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